UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2012

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement with Principal or Named Executive Officers

On December 15, 2012, Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) entered into an employment agreement with Josh Disbrow (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Disbrow will serve as chief operating officer of the Company, will receive an annual salary of $210,000 and will be entitled to participate in the Company’s health plan on terms available to other Company employees. The Employment Agreement has an initial term of 36 months.

Mr. Disbrow is entitled to receive an annual bonus each year that will be determined by the Compensation Committee of the Board of Directors based on individual achievement and company performance objectives established by the Compensation Committee. The targeted amount of the annual bonus will be 50% of the base salary paid to Mr. Disbrow, although the actual bonus may be higher or lower.

The Employment Agreement provides for an initial grant of stock options to Mr. Disbrow which was made on December 15, 2012 in the amount of 450,000 options to purchase common stock of the Company. The options will be exercisable for a period of ten years at an exercise price per share of $3.53. The options will vest as follows: (i) 100,000 options to purchase common stock vest on the grant date, (ii) 100,000 options to purchase common stock vest 365 days after the grant date, (iii) 125,000 options to purchase common stock vest 730 days after the grant date, and (iv) 125,000 options to purchase common stock vest 1095 days after the grant date. In the event of a change in control or in the event of termination without cause or for good reason (as such terms are defined in the Employment Agreement), all outstanding stock options held by Mr. Disbrow will become fully vested and exercisable.

In addition, in the event of termination without cause or for good reason (as such terms are defined in the Employment Agreement), Mr. Disbrow will be entitled to (i) a lump sum payment equal to two times his base salary in effect at the date of termination, less applicable withholding, (ii) COBRA benefits for a period of two years and (iii) acceleration of unvested stock options pursuant to a specified formula, as further described in the Employment Agreement.

A copy of the Employment Agreement is filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on December 15, 2012. The number of shares of common stock entitled to vote at the annual meeting was 36,994,695. The number of shares of common stock present, in person or represented by proxy, and entitled to vote at the annual meeting was 27,120,347. All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected.

The certified results of each of the matters voted upon at the annual meeting, which are more fully described in our definitive proxy statement, are as follows:

(1) Election of five (5) directors for terms expiring at the 2013 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD

Michael Macaluso	17,687,799	1,270,633

David Bar-Or, M.D.	17,465,591	1,492,841

Philip H. Coelho	15,096,273	3,862,159

Richard B. Giles	15,093,078	3,865,354

David R. Stevens, Ph.D.	16,488,734	2,469,698

There were 8,161,915 broker non-votes regarding this proposal.

(2) Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN

16,061,160	1,782,789	1,114,483

There were 8,161,915 broker non-votes regarding this proposal.

(3) Indication, on an advisory (non-binding) basis, of the preferred frequency of future stockholder advisory votes on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN

4,240,979	430,479	13,074,093	1,212,881

There were no broker non-votes regarding this proposal.

(4) Ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN

22,966,561	2,714,754	1,439,032

There were no broker non-votes regarding this proposal.

(5) Proposal to amend the Company’s 2010 Stock Option and Incentive Plan (the “2010 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2010 Plan to 8,200,000 shares.

FOR	AGAINST	ABSTAIN

13,278,506	4,574,688	1,105,238

There were 8,161,915 broker non-votes regarding this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Employment Agreement, dated December 15, 2012, by and between Ampio Pharmaceuticals, Inc. and Josh Disbrow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: December 20, 2012

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	Employment Agreement, dated December 15, 2012, by and between Ampio Pharmaceuticals, Inc. and Josh Disbrow	Filed